UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2026

ContextLogic Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

DE	000-56773	27-2930953
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2648 International Blvd., Ste 301 Oakland, CA	94601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 965-8476

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 20, 2026, at 5:00 p.m. in New York City (the “Expiration Time”), the subscription period expired for the previously announced rights offering (the “Rights Offering”) of ContextLogic Holdings Inc. (the “Company”) to distribute to the holders of the Company’s common stock, par value $0.0001 per share (“ContextLogic common stock”) subscription rights to purchase up to an aggregate of 14,375,000 shares of ContextLogic common stock.

As previously described in our Current Report on Form 8-K filed with the SEC on December 11, 2025, ContextLogic Holdings, LLC, a Delaware limited liability company (“Holdings”) entered into a backstop agreement with BCP Special Opportunities Fund III Originations LP, a Delaware limited partnership (“BCP”) on December 8, 2025 (the “BCP Backstop Agreement”), and the Company entered into backstop agreements with each of Abrams Capital Partners I, L.P., a Delaware limited partnership (“ACP I”) and Abrams Capital Partners II, L.P., a Delaware limited partnership (“ACP II”) on December 8, 2025 (the “Abrams Backstop Agreements” and, together with the BCP Backstop Agreement, the “Backstop Agreements”).

According to Equiniti Trust Company, LLC (the “Rights Agent”), as of the Expiration Time, approximately 802,946 subscription rights were exercised to purchase an aggregate of 429,463 shares of ContextLogic common stock. Based on these preliminary results, it is anticipated that: (i) BCP will purchase 11,156,429.60 Class A Convertible Preferred Units from Holdings at a price of $8.00 per Preferred Unit for an aggregate amount of $89,251,436.80 and (ii) each of ACP I and ACP II will purchase 190,496 and 2,598,611 shares of ContextLogic common stock, respectively, from the Company at a price of $8.00 per share of ContextLogic common stock, for aggregate amounts of (a) $1,523,968 for ACP I and (b) $20,788,888 for ACP II. The total expected proceeds from the Rights Offering and the Backstop Agreements is $115,000,000.

The results of the Rights Offering are preliminary and subject to change pending finalization of subscription procedures by the Rights Agent. The Company expects to file a Current Report on Form 8-K on or around February 26, 2026 that will include the final results of the Rights Offering.

If a subscription rights holder did not exercise its subscription rights prior to the Expiration Time, such rights have expired and are void and have no value. Subscription rights holders who have participated in the Rights Offering should expect to see the shares of ContextLogic common stock issued to them in uncertificated book-entry form. Any excess subscription payments received by the Rights Agent will be returned by the Rights Agent to such subscription rights holder via check without interest or deduction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTEXTLOGIC HOLDINGS INC.

Date: February 23, 2026	By:	/s/ Mark Ward
Mark Ward President Principal Executive Officer